UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 17, 2004

SYNNEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 656-3333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 17, 2004, SYNNEX Corporation (the “Company”), a Delaware corporation, entered into Amendment No. 6 dated September 17, 2004 to Amended and Restated Credit Agreement dated July 9, 2002 by and among the Registrant, General Electric Capital Corporation and Bank of America, N.A. (the “Amendment”). The Amendment (i) expands the acquisitions the Company may engage in without first obtaining the lender’s consent, (ii) expands the investments the Company may engage in without first obtaining the lender’s consent to include capital contributions and/or loans to the Company’s Canadian subsidiary, (iii) increases the amount of debt the Company’s domestic subsidiaries may incur, (iv) increases the amount of debt the Company may guarantee for its Canadian subsidiary and (v) reduces the minimum fixed charge coverage ratio and provides additional exemptions from the fixed charges used in the calculation of this ratio. The Company and General Electric Capital Corporation also have entered into an Amended and Restated Receivables Purchase and Servicing Agreement and Amended and Restated Receivables Transfer Agreement dated August 30, 2002, as amended through December 30, 2003.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.1	Amendment No. 6 dated September 17, 2004 to Amended and Restated Credit Agreement dated July 9, 2002 by and among the Registrant, General Electric Capital Corporation and Bank of America, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 23, 2004

SYNNEX CORPORATION

By:	/s/ Simon Leung
Simon Leung General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 6 dated September 17, 2004 to Amended and Restated Credit Agreement dated July 9, 2002 by and among the Registrant, General Electric Capital Corporation and Bank of America, N.A.